Exhibit 4.3
NEWLEAD HOLDINGS LTD.
AMENDMENT
TO
2005 EQUITY INCENTIVE PLAN
1)	Section 1.3

The first sentence of Section 1.3 is hereby revised by also permitting the grant of options (other than incentive stock options) to “Consultants” of the Company.